SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM  8-K


CURRENT REPORT


Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  July 7,1998


MEDICAL ADVISORY SYSTEMS, INC.
(Exact name of registrant as specified in its charter)


           DELEWARE                 2-98314-W               52-1233960
          (State or other         (Commission             (IRS Employer
          jurisdiction of           File Number            Identification No.)

8050 Southern Maryland Blvd., Owings, Maryland              20736
(Address of Principal Executive Offices)                   (Zip code)



Registrant's telephone number, including area code:  (301) 855-8070


Item 1.  Other Information.

On July 7th, 1998, the Company issued the following Press Release that states:

MEDICAL ADVISORY SYSTEMS, INC. EXPANDS  SCOPE OF OPERATIONS;
 INVESTS  IN INTERNET COMPANY

OWINGS, MD. May 20th, 1998- Medical Advisory Systems, Inc.(NASDAQ Bulletin Board :MEAS) announced today that it is making a $1,000,000 equity investment in cash and services in America's Doctor, Inc.

America's Doctor, Inc., a new internet company, will provide internet consumers the opportunity to chat in real-time with a physician, obtain referrals and be made aware of health care events on the health web site of America OnLine, Inc. (NYSE : AOL). America's Doctor will be an anchor tenant on the AOL Health Page under an initial 3-year exclusive agreement with AOL,
which guarantees at least 23 million page impressions per year.   MAS has
entered into an exclusive Operational Service Agreement with America's Doctor for the staffing of physicians and medical professionals and the operation of the 24 hour-a-day Response Center located at the MAS, Owings Maryland facility. MAS will also promote its other operations including the recently developed program, Doc-Talk, which enables consumers to speak directly to a physician at any time over the telephone.

Medical Advisory Systems, Inc.'s investment is made in conjunction with a similar investment by Premier Research Worldwide, Ltd. (NASDAQ:PRWW), a technology-based clinical research company with offices in Philadelphia, PA. and in Peterborough, Maidenhead and Cambridge, UK. Both MAS and PRWW will have representatives on the Board of Directors of Ask-A-Doc.

Medical Advisory Systems, Inc., President and Chairman, Ronald W. Pickett stated that "we are excited by the innovative opportunities created by the internet. We have been rendering medical assistance to people all over the world for the last 17 years via telephone/satellite. It is a logical, almost seamless transition for us to expand the scope of our operations to the World Wide Web. I think this is a good fit for all parties involved and it is in the long-term best interests of our shareholders".

Medical Advisory Systems, Inc. is headquartered in Owings, Maryland where it has operated a 24 hour-a-day, physician-staffed call center since 1982, providing medical advice and assistance to ships at sea, HMO's, multinational corporations, and the international travel industry. MAS also participates in a worldwide network of 24-hour call centers in 24 countries and utilizes other centers to provide certain services outside the U.S. MAS has been operating at a profit for the past 8 years.

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand, and the Company's ability to obtain new contracts and accurately estimate net revenues due to variability in size, scope and duration of projects, and internal issues in the sponsoring client further information on potential factors that could affect the Company's financial results can be found in the Company's Registration Statement and in its Reports on Forms 10-K and 10Q filed with the Securities and Exchange Commission (SEC).

For More Information Contact
Ronald Pickett, President and Chairman
910-509-1433 Voice
Thomas M. Hall, M.D., M.I.M.
Chief Executive Officer
410-257-2704 FAX
masceo@aol.com